EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Joseph E. Sarachek
President, Chief Executive Officer
PubliCARD, Inc.
(212) 265-7013

PubliCARD, INC. ANNOUNCES FOURTH QUARTER
AND FISCAL 2006 RESULTS

NEW YORK - APRIL 13, 2006 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three months and year ended December 31, 2006.

Revenues for the fourth quarter of 2006 decreased to $880,000, compared to $928,000 a year ago. Foreign currency changes had the effect of increasing revenues by 12.2%. Excluding the impact of foreign currency changes, revenues in 2006 decreased by 16.8%. Revenues in 2006 were impacted by fewer new system installations the fourth quarter of 2006 versus the same time period in 2005 and a deferral of certain orders into 2007. The Company reported net income for the quarter ended December 31, 2006 of $68,000, or $0.00 per share, compared with a net loss of $547,000, or $0.02 per share, a year ago. The 2006 results include a gain of $150,000 from the sale of the Company’s minority investment in TecSec, $165,000 in net recoveries from insurance settlements and $109,000 in recoveries from the State of Arizona for the Masterview Windows settlement. The Company also reduced its general and administrative expenses for the fourth quarter by $40,000. As of December 31, 2006, cash and short-term investments totaled $406,000.

For the year ended December 31, 2006, revenues were $3,314,000 compared to $3,617,000 a year ago. Foreign currency changes had the effect of increasing revenues by 1.8%. Excluding the impact of foreign currency changes, revenues in 2004 decreased by 9.4% driven principally by a decline in shipments to distribution partners located in the United States and elsewhere outside of Europe, as well as fewer new system installations into school systems. The Company reported net income of $6,267,000, or $0.25 per share, for the year ended December 31, 2006 compared with a net loss of $2,031,000, or $0.08 per share, in 2005. The 2006 results include a $7,214,000 non-cash gain as a result of a settlement agreement with the PBGC, $150,000 gain from the sale of the Company’s minority investment in TecSec and a $275,000 reduction in the Company’s general and administrative expenses.

About PubliCARD, Inc.

Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company’s future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

(table to follow)

PUBLICARD, INC.
AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)

	2006	2005	2006	2005
Revenues	$880	$928	$3,314	$3,617

Cost of revenues	346	441	1,489	1,661
Gross margin	534	487	1,825	1,956

Operating expenses:
General and administrative	447	480	1,743	2,017
Sales and marketing	265	244	1,034	1,173
Product development	158	135	599	624
Impairment of goodwill	-	782	0	782
	870	1,641	3,376	4,596
Loss from operations	(336)	(1,154)	(1,551)	(2,640)

Other income (expenses):
Interest income	4	6	17	27
Interest expense	(9)	(7)	(34)	(26)
Gain on sale of investment	150	-	150	-
Gain on insurance recoveries and other	133	350	337	-
Other income/(expense)	(5)	-	(5)	350
Loss from continuing operations	(64)	(805)	(1,086)	(2,289)

Extraordinary gain on settlement with PBGC	(6)	-	7,214	-
Income from discontinued operations	139	258	139	258

Net income/(loss)	$68	$(547)	$6,267	$(2,031)

Basic and diluted earnings (loss) per common share:	$.00	$(.02)	$.25	$(.08)

Weighted average common shares outstanding	24,940,902	24,940,902	24,940,902	24,767,825

See Note 1 below.

PUBLICARD, INC.
AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	(in thousands, except share data)
	2006	2005

ASSETS
Current assets:
Cash, including short-term investments of $383and $989 in 2004 and 2003, respectively	$406	$1,072
Trade receivables, less allowance for doubtful accounts of $17 and $16 in 2006
and 2005, respectively	600	647
Inventories	279	303
Prepaid insurance and other	92	573
Total current assets	1,377	2,595

Equipment and leasehold improvements, net	11	47
	$1,388	$2,642

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Overdraft Payable	$478	$406
Trade accounts payable	686	592
Accrued liabilities	941	1,067
Payable to the PBGC	31	-
Total current liabilities	2,136	2,065

Note payable	-	7,501
Other non-current liabilities	216	227

Total liabilities	2,352	9,793

Commitments and contingencies

Shareholders’ deficiency:
Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized; 465
shares issued and outstanding as of December 31, 2006and 2005, respectively	2,325	2,325
Common shares, $0.10 par value: 40,000,000 shares authorized; 24,940,902
shares issued and outstanding as of December 31, 2006 and 2005, respectively	2,494	2,494
Additional paid-in capital	108,625	108,594
Accumulated deficit	(114,211)	(120,507)
Other comprehensive loss	(197)	(57)
Total shareholders’ deficiency	(964)	(7,151)
	$1,388	$2,642

See Note 1 below.

 Note 1--Liquidity and Going Concern Considerations

The condensed consolidated financial statements included above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. As a result of the factors described below, it is unlikely that the Company will be able to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors’ reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 contain emphasis paragraphs concerning substantial doubt about the Company’s ability to continue as a going concern.

Infineer, the Company’s sole operating subsidiary, has continued to incur operating losses and negative cash flow. During 2004 and 2005, the Company contributed additional capital to Infineer of $225,000 and $150,000, respectively. It is likely that Infineer will require additional capital and at the present time the Company does not have the financial resources to provide such support. Though Infineer decreased its operating losses in 2006, given the Company’s lack of available resources, continued operating losses and the bank overdraft, the Company has begun to consider various alternatives. In 2006, with the assistance of an investment banker, the Company commenced an assessment of the value of Infineer, developed an information memorandum and obtained offers for Infineer’s potential for sale. This process concluded without a viable offer for the business. The Board of Directors has not decided whether to continue with the disposition effort. It is therefore uncertain whether an acceptable offer will materialize or whether any such sale will ultimately be consummated. Any such determination to dispose of Infineer would depend upon, among other things, the amount of potential proceeds of any such sale and require the approval of the Company’s shareholders.

The Company sponsored a defined benefit pension plan (the “Plan”) that was frozen in 1993. In January 2003, the Company filed a notice with the Pension Benefit Guaranty Corporation (“PBGC”) seeking a “distress termination” of that Plan. Pursuant to the Agreement for Appointment of Trustee and Termination of Plan between the PBGC and the Company, effective September 30, 2004, the PBGC proceeded to terminate the Plan and was appointed as the Plan’s trustee. As a result, the PBGC has assumed responsibility for paying the obligations to Plan participants. As a result of the Plan termination, the Company’s 2003 and 2004 funding requirements due to the Plan amounting to $3.4 million through September 15, 2004 were eliminated.

Under the terms of the Settlement Agreement, effective September 23, 2004, between the PBGC and the Company (the “Settlement Agreement”), the Company was liable to the PBGC for the unfunded guaranteed benefit payable by the PBGC to Plan participants in the amount of $7.5 million. The Company satisfied this liability by issuing a non-interest bearing note (the “Note”), dated September 23, 2004, payable to the PBGC with a face amount of $7.5 million. Pursuant to the Security Agreement and Pledge Agreement, both dated September 23, 2004, the Note was secured by (a) all presently owned or thereafter acquired real or personal property and rights to property of the Company and (b) the common and preferred stock of Infineer and TecSec, Incorporated (“TecSec”) owned by the Company.

On July 27, 2006, the Company entered into a Payment, Retirement and Release Agreement (the “Payment Agreement”) with the PBGC pursuant to which the PBGC and the Company provided for the settlement and discharge of the Company’s obligations under the Settlement Agreement and the Note. Pursuant to the Payment Agreement, the Company paid the PBGC $256,000 on July 27, 2006, and agreed that if, between July 27, 2006 and July 27, 2011, the Company receives Net Proceeds in excess of $250,000, the Company will pay to the PBGC 50% of the amount of such excess. As defined in the Payment Agreement, “Net Proceeds” means the amount received by the Company in cash or marketable securities, less the amount of reasonable transaction costs and expenses and debt paid, retained or assumed, from any of (i) the sale by the Company of any or all capital stock of Infineer; (ii) the sale by Infineer of all or substantially all of its assets and a distribution of the proceeds of such sale to the Company; (iii) the sale by the Company of any or all capital stock of TecSec; and (iv) proceeds received by the Company from settlements, buyouts or assignments of claims with respect to insurance policies covering environmental liabilities for which claims were made prior to July 27, 2006. The Payment Agreement further provides that if, on July 27, 2011, the Company exists as a going concern and holds capital stock of Infineer (and Infineer exists as a going concern) or TecSec (and TecSec exists as a going concern), the Company will be deemed to have sold such capital stock for its fair market value, which shall be added to Net Proceeds for purposes of determining the amount of additional payments to the PBGC, if any.

On October 13, 2006, the Company entered into an Assignment of Shares and Assumption of Obligations agreement (the “Assignment Agreement”) with Sallyport Investment Partnership (“Sallyport”), pursuant to which the Company assigned 60,058 shares of Series A Preferred Stock of TecSec to Sallyport in exchange for $150,000, which the Company recorded as a gain on the sale of a minority investment in the accompanying income statements. In addition, pursuant to the Assignment Agreement, Sallyport agreed to use its best efforts to transfer to the Company or cause to be issued to the Company shares of common stock of TecSec representing 2½% of TecSec’s common stock, calculated on a fully-diluted basis and giving effect to shares that may be issued as a result of Sallyport’s financing of TecSec during the current year. On October 13, 2006, TecSec confirmed its agreement to issue such shares to the Company.

The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $406,000 at December 31, 2006. The Company also had a shareholders’ deficiency of $964,000 as of December 31, 2006.

Management believes that existing cash and short-term investments will not be sufficient to permit the Company to continue operating past the second quarter of 2007 and the Company will likely cease operations. However, at the time of the issuance of this Form 10-K no formal plan of liquidation has been discussed with or approved by the Board of Directors. If a sale of Infineer is consummated, the Company will not thereafter have any ongoing business operations. In either case, the Company does not expect that any funds will be available for distribution to its shareholders.